                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 23, 2005
                                                        ------------------

                          SYNOVA HEALTHCARE GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                    000-51492              91-1951171
 -----------------------------      ------------          -------------------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


              1400 N. Providence Road, Suite 6010, Media, PA 19063
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 565-7080
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________

ITEM. 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 23, 2005, Synova Pre-Natal Healthcare, Inc. ("Synova Pre-Natal"), a wholly owned subsidiary of Synova Healthcare Group, Inc. (the "Company"), entered into a share purchase agreement by and between Synova Pre-Natal and BioPad Ltd. ("BioPad"), a research and development organization based in Israel, and a shareholders' agreement by and among Synova Pre-Natal, BioPad and the holders of ordinary shares of BioPad set forth on the signature pages thereto, each dated as of September 23, 2005. The agreements were entered into in connection with the distribution agreement previously entered into between Synova Pre-Natal and BioPad relating to the distribution of fetal monitoring products.

         Pursuant to the terms and conditions of the share purchase agreement, Synova Pre-Natal agreed to purchase ordinary shares constituting twenty-five percent (25%) of the issued and outstanding ordinary shares of BioPad on a fully diluted basis (excluding options that may be granted to employees of BioPad in an amount equal to up to ten percent (10%) of the issued and outstanding ordinary shares of BioPad) for an aggregate purchase price of $2,630,000 in several closings commencing on November 15, 2005 and conditioned upon BioPad's satisfaction of certain operational milestones. Pursuant to the terms of the shareholders agreement, Synova Pre-Natal will be granted certain rights with respect to the ordinary shares, including a pre-emptive right on future issuances of equity securities by BioPad, a right of first refusal on transfers of ordinary shares by shareholders of BioPad and a co-sale right to sell the ordinary shares of BioPad in the event that the shareholders holding a majority of the outstanding ordinary shares of BioPad elect to sell their shares. Synova Pre-Natal will be required to sell its ordinary shares in the event that the shareholders holding sixty-six and two-thirds percent (66.7%) of the outstanding ordinary shares of BioPad elect to sell their shares. The ordinary shares acquired by Synova Pre-Natal will have piggyback registration rights. Under the terms of the shareholders agreement, Synova Pre-Natal is entitled to appoint twenty-five percent (25%) of the directors serving on BioPad's board of directors and to receive certain financial and operational information relating to BioPad periodically. If Synova is unable to purchase the full amount of ordinary shares of BioPad, then BioPad has certain rights which may allow BioPad to terminate the distribution agreement between BioPad and Synova Pre-Natal. To date, Synova has paid $250,000 to BioPad against the purchase price of $2,630,000.

         The shareholders agreement also allows any successor in interest of BioPad to terminate the distribution agreement if the successor in interest of BioPad acquires all or substantially all of the assets of BioPad or at least fifty percent (50%) of the voting control of BioPad, or succeeds to BioPad as the result of a merger or consolidation of BioPad. Any such successor electing to terminate the distribution agreement is required to pay to Synova Pre-Natal a termination fee designed to reimburse Synova Pre-Natal a multiple of the costs incurred by Synova Pre-Natal to commercialize the products licensed under the distribution agreement.

         A copy of the press release announcing the execution of the share purchase agreement and the shareholders agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.


(c) Exhibits.


         The following exhibit is filed herewith:


         Exhibit No.    Description
         -----------    -----------

         99.1           Press Release dated September 29, 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            SYNOVA HEALTHCARE GROUP, INC.



Date: September 29, 2005                    By: /s Stephen E. King
                                                ------------------------------
                                                Name:  Stephen E. King
                                                Title: Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.        Description
-----------        -----------


99.1               Press Release dated September 29, 2005.